UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

NUTRITION 21, INC.
(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Please see the disclosure set forth in Item 1.03 below under the caption “Auction and Amended and Restated Asset Purchase and Sale Agreement dated as of November 1, 2011,” which disclosure is hereby incorporated into this Item 1.01 by reference.

Item 1.03                      Bankruptcy and Receivership

Background

As previously disclosed, on August 26, 2011, Nutrition 21, Inc. (the “Company”), on its behalf and on behalf of its wholly-owned subsidiaries (together with the Company, the “Debtors”), filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 11-23712) (the “Bankruptcy Case”).

The petition was filed, among other purposes, to enable the Company to pursue a sale of all or substantially all of the Debtors’ assets under section 363 of the Bankruptcy Code.

Also as previously disclosed, the Company entered into a Plan Support Agreement, dated as of August 26, 2011 (the “Plan Support Agreement”), with holders of approximately 90% of the Company’s outstanding Series J 8% Convertible Preferred Stock (the “Series J Preferred Stock”).  The holders of Series J Preferred Stock that are parties to the Plan Support Agreement have agreed, subject to certain conditions, to vote in favor of a plan of reorganization to be proposed by the Company in respect of the Bankruptcy Case, so long as that plan is consistent with the term sheet attached as Exhibit A to the Plan Support Agreement setting forth material terms of a potential plan of reorganization.

On September 22, 2011, the Bankruptcy Court issued an order establishing bidding procedures (the “Bidding Procedures”) for an auction to sell all or substantially all of the Debtors’ assets (the “Auction”) and scheduling a hearing for the Bankruptcy Court to consider approval of the Debtors’ sale of such assets to a successful bidder at the Auction (a “Sale Order”).

Also as previously disclosed, on October 7, 2011, the Company, Nutrition 21, LLC and N21 Acquisition Holding, LLC (the “Purchaser”) entered into an Asset Purchase and Sale Agreement, dated as of such date (the “Original Asset Sale Agreement”).  The Purchaser entered into the Original  Asset Sale Agreement as a “stalking horse” bidder and, accordingly, the consummation of the transactions contemplated by the Original Asset Sale Agreement was subject to the Company’s solicitation and potential receipt of higher or otherwise better competing bids at the Auction pursuant to the Bidding Procedures.

Auction and Amended and Restated Asset Purchase and Sale Agreement dated as of November 1, 2011

On November 1, 2011, the Company completed the Auction pursuant to the Bidding Procedures.  The Company selected the Purchaser as having submitted the highest and best bid at the Auction.  Accordingly, the Company, Nutrition 21, LLC and the Purchaser entered into an Amended and Restated Asset Purchase and Sale Agreement, dated as of November 1, 2011 (the “Amended Asset Sale Agreement”), amending and restating the Original Asset Sale Agreement.  The Amended Asset Sale Agreement sets forth a purchase price in excess of that set forth in the Original Asset Sale Agreement.  Pursuant to the Bidding Procedures, Frutarom USA Inc. was selected at the Auction as the backup bidder in the event the transactions with the Purchaser under the Amended Asset Sale Agreement are not consummated.

The Amended Asset Sale Agreement provides that the Purchaser will purchase substantially all of the assets of the Debtors under section 363 of the Bankruptcy Code (the “Sale”) and will assume certain of the Debtors’ obligations associated with the purchased assets.  The purchase price to be paid by the Purchaser under the Amended Asset Sale Agreement is $7,328,008 (the “Purchase Price”), subject to certain adjustments as set forth in the Amended Asset Sale Agreement.  The Purchaser has deposited into escrow $732,800.80, which will be either applied to the Purchase Price or released in whole or in part to one of the parties in accordance with the Amended Asset Sale Agreement.

The Amended Asset Sale Agreement contains customary representations, warranties and covenants for a transaction of the type contemplated thereby, including but not limited to a covenant by the Company to operate the Debtors’ business in the ordinary course pending closing of the Sale.  As more particularly set forth in the Amended Asset Sale Agreement, the closing of the Sale is subject to certain customary conditions.  The Amended Asset Sale Agreement also contains certain customary termination rights for the Company and the Purchaser, including termination rights for the Purchaser if the Sale is not consummated by December 15, 2011.

The foregoing description of the Amended Asset Sale Agreement is only a summary and is qualified in its entirety by reference to the terms of the Amended Asset Sale Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference.

Bankruptcy Court Hearing

At a hearing on November 3, 2011, the Bankruptcy Court approved the Sale, but reserved a decision on the assumption and assignment by N21 LLC of that certain License and Supply Agreement between Probioferm, LLC, Probiohealth, LLC and N21 LLC dated as of August 6, 2009 (as amended from time to time).  The Bankruptcy Court has scheduled a hearing on November 21, 2011 with respect to the assumption and assignment of that agreement.

Item 8.01                      Other Events

The Company intends to conclude the Bankruptcy Case by filing with the Bankruptcy Court a proposed plan of reorganization.  A plan of reorganization determines the rights and satisfaction of claims of a debtor’s various creditors and security holders, and is subject to the ultimate outcome of negotiations and bankruptcy court decisions ongoing through the date on which the plan of reorganization is confirmed by the court.

The Company intends that its proposed plan will be a liquidating plan of reorganization.  The Company intends that its proposed plan will reflect the terms of the Plan Support Agreement by providing for a liquidating sale of the Debtors’ assets.  In order for the proposed plan of reorganization to become effective, it must be confirmed by the Bankruptcy Court.  The Company intends to take all actions necessary to obtain such confirmation.  As previously disclosed, the Company does not expect at any point, as a result of the Sale or otherwise, to have cash available for distributions to holders of the Company’s common stock.

Item 9.01                      Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated Asset Purchase and Sale Agreement, dated as of November 1, 2011, among Nutrition 21, Inc., Nutrition 21, LLC and N21 Acquisition Holding, LLC

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements which are intended to fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The words “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “might,” “possible,” “potential,” “propose,” “seek,” “should,” “will,” “would” and other similar expressions generally identify (but are not the exclusive means of identifying) forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

The forward-looking statements contained herein are based largely on the Company’s current expectations and assumptions and are subject to a number of risks and uncertainties, including without limitation: the Company’s ability to make distributions on account of its Series J Preferred Stock, which was scheduled to mature on September 11, 2011, or on its common stock; the process and outcome of the Bankruptcy Case, including the Company’s ability to consummate the sale of assets under section 363 of the Bankruptcy Code pursuant to the Amended Asset Sale Agreement or otherwise, and whether any such sale would yield proceeds sufficient for distribution to holders of the Company’s preferred or common stock; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Bankruptcy Case, including approval of any proposed sale of assets under section 363 of the Bankruptcy Code; the Company’s ability to develop, to obtain Bankruptcy Court approval for and to consummate a plan of reorganization under Chapter 11 of the Bankruptcy Code; the effects of the Bankruptcy Case on the Company and the interests of various creditors, equity holders and other constituents; Bankruptcy Court rulings in connection with the Bankruptcy Case; the length of time the Company will operate under the Bankruptcy Case; risks associated with third-party motions in the Bankruptcy Case; the potential effects of the Bankruptcy Case on the Company’s liquidity or results of operations; increased legal costs relating to the Bankruptcy Case; the Company’s ability to maintain contracts that are critical to its operations, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees; the effect of the expiration of patents; regulatory issues; uncertainty in the outcomes of clinical trials; changes in external market factors; changes in the Company’s business or strategy or an inability to execute its strategy due to changes in its industry or the economy generally; the emergence of new or growing competitors; various other competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2011, or that have not yet been identified by the Company’s management.

Actual results could differ materially from the results referred to in the forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this Current Report on Form 8-K will in fact occur.  The Company makes no commitment to revise or update any forward-looking statements to reflect any facts, events or circumstances after the date any such statement is made that may bear upon any forward-looking statements.

The foregoing and other factors, including the terms of any reorganization plan ultimately confirmed, may affect the value of the Debtors’ pre-petition liabilities and outstanding securities.  No assurance can be given as to what values, if any, will be ascribed to such liabilities or securities in the Bankruptcy Case.  Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.  In particular, the Company cautions that any trading in shares of the Company’s common stock during the pendency of the Bankruptcy Case will be highly speculative and will pose substantial risks.  The Company expects that the currently outstanding shares of its common stock will be cancelled and extinguished following confirmation by the Bankruptcy Court of a liquidating plan of reorganization.  In such an event, the holders of the Company’s common stock will not be entitled to receive or retain any cash, securities or other property on account of their cancelled shares of common stock.  As a result, the Company believes that its currently outstanding common stock has little, if any, value, and urges extreme caution with respect to any existing or future investments in its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc.
(Registrant)

Date: November 7, 2011	By:	/s/ Michael A. Zeher
Michael A. Zeher
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Asset Purchase and Sale Agreement, dated as of November 1, 2011, among Nutrition 21, Inc., Nutrition 21, LLC and N21 Acquisition Holding, LLC